Exhibit 10.15

LIMITED LIABILITY COMPANY AGREEMENT

OF

MODCLOTH PARTNERS, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ModCloth Partners, LLC (the “Company”), a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is executed effective as of April 6, 2021, by and among the Company and the Persons executing this Agreement as the Members and the Managers (each as defined below). The parties hereto agree that this Agreement shall amend and restate in its entirety any previous limited liability company Agreement of the Company as of the date hereof, and further agree that any such previous limited liability company agreement shall be of no further force or effect.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a) “Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

(b) “Adjusted Capital Account” means, with respect to an Interest Owner, the balance in such Interest Owner’s Capital Account at the end of the relevant fiscal year, as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

(c) “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State, as amended or restated from time to time.

(d) “Capital Account” means for each Interest Owner the account established pursuant to Section 8.2 hereof and maintained in accordance with the provisions of this Agreement.

(e) “Capital Contribution” means any contribution to the capital of the

Company in cash or property by an Interest Owner, including contributions made with respect to the Interest Owner’s Interest, whenever made.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

(g) “Depreciation” means for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for the Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from that asset’s adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to the beginning adjusted tax basis of such year or other period; provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such period is zero, the Company shall determine Depreciation with reference to such beginning Gross Asset Value using a reasonable method selected by the Company.

(h) “Distributable Cash” means, with respect to the Company for a period of time, all funds of the Company on hand or in bank accounts of the Company as, in the discretion of the Managers, is available for distribution to the Interest Owners after provision has been made for (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for such reserves as the Managers deem necessary or appropriate for Company operations.

(i) “Economic Interest Owner” means each Person designated as an economic interest owner of the Company on Schedule I hereto, or any additional economic interest owner admitted as an economic interest owner of the Company in accordance with Article 11. “Economic Interest Owners” refers to such Persons as a group.

(j) “Fiscal Year” means the calendar year; provided, however, that the Company’s first Fiscal Year shall begin on the date of the filing of the Certificate of Formation and end on the following December 31.

(k) “Gross Asset Value” with respect to any Company asset means the value placed on such asset in connection with the maintenance of Capital Accounts and will be that asset’s adjusted basis for federal income tax purposes except as follows:

(i) The initial Gross Asset Value of assets contributed to the capital of the Company by a Member will be the gross fair market value of the contributed assets on the date of contribution.

(ii) The Company will increase or decrease the Gross Asset Value of Company assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that the Company must take the adjustments into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that the Company will not adjust the Gross Asset Values of Company assets pursuant to this paragraph (ii) to the extent that the Managers reasonably determine that an adjustment pursuant to paragraph (iii) below is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (ii).

(iii) Except as provided in this Agreement, the Company may adjust the Gross Asset Value of all Company assets to equal their respective gross fair market values upon the occurrence of any of the following events: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the grant of more than a de minimis Interest as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in his, her or its capacity as a Member, or by a new Member acting in his, her or its capacity as such or in anticipation of being a Member; (C) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for all or a portion of a Member’s Interest; or (D) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g).

(iv) The Company will adjust the Gross Asset Value of any Company asset by any Depreciation with respect to such Company asset for purposes of computing Net Income and Net Losses.

(v) The Company will adjust the Gross Asset Value of any Company asset distributed to any Member to equal the gross fair market value of the asset on the date of distribution.

For purposes of this definition, the gross fair market value of Company assets will be determined by the Managers.

(l) “Income” means, for each Fiscal Year or other period, each item of income and gain as determined, recognized, and classified for federal income tax purposes, provided that any income or gain that is exempt from federal income tax shall be included as if it were an item of taxable income.

(m) “Initial Capital Contribution” means the initial contribution to the capital of the Company made by a Member pursuant to Section 8.1(a) of this Agreement.

(n) “Interest” means all of an Interest Owner’s rights in the Company, including, without limitation, the Interest Owner’s share of the profits and losses of the Company, the right to receive distributions of the Company’s assets, any right to vote, and any right to participate in the management of the Company as provided in the Act and this Agreement.

(o) “Interest Owner” means an Economic Interest Owner or a Member.

(p) “Loss” means, for each Fiscal Year or other period, each item of loss or deduction as determined, recognized, and classified for federal income tax purposes, increased by: (i) expenditures described in Section 705(a)(2)(B) of the Code; (ii) expenditures contemplated by Section 709 of the Code (except for amounts with respect to which an election is properly made under Section 709(b) of the Code); and (iii) expenditures resulting in a deduction for a loss incurred in connection with the sale or exchange of Company property that is disallowed to the Company under Section 267(a)(1) or Section 707(b).

(q) “Manager” means each Manager listed on Schedule II to this Agreement or any other Person that succeeds such Manager in their capacity as manager or any other Person elected to act as manager of the Company as provided herein. “Managers” refers to such Persons as a group.

(r) “Member” means any Person designated as a member of the Company on Schedule I hereto, or any additional member admitted as a Member of the Company in accordance with Article 11. “Members” refers to such Persons as a group.

(s) “Net Income” or “Net Loss” means, for each Fiscal Year or other relevant period: (i) the excess of the Income for such period over the Loss for such period, or (ii) the excess of the Loss for such period over the Income for such period, respectively; provided, however, that Net Income and Net Loss for a Fiscal Year or other relevant period shall be computed by excluding from such computation any Income specially allocated under Section 10.1.

(t) “Percentage Interest” means the percentage set forth opposite such Interest Owner’s name on Schedule I hereto, which shall equal the number of Units set forth opposite such Interest Owner’s name on Schedule I hereto divided by the aggregate number of Units set forth opposite all Interest Owners’ names on Schedule I hereto.

(u) “Permitted Transferee” means (i) another Member; (ii) the Company; or (iii) a trust, limited liability company, limited partnership, or limited liability partnership created solely for the benefit of one or more of the transferring Member, such Member’s spouse, and/or such Member’s lineal descendants, but only if, and only for so long as, the transferring Member serves as the sole trustee, sole manager or sole general partner, as applicable, thereof. Upon the transferring Member’s ceasing to be the sole trustee, sole manager or sole general partner, as applicable, of a trust, limited liability company, limited partnership, or limited liability partnership otherwise qualifying as a Permitted Transferee, such Permitted Transferee shall become an Economic Interest Owner and shall no longer be a Member of the Company.

(v) “Person” means an individual, a trust, an estate, a corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, an unincorporated association, or another entity.

(w) “Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114-74, together with any subsequent amendments thereto, Regulations promulgated thereunder or administrative interpretations thereof.

(x) “Secretary of State” means the Secretary of State of Delaware.

(y) “Treasury Regulations” means the Income Tax Regulations and Temporary Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(z) “Units” means the measure used to reflect an Interest Owner’s Interest.

ARTICLE 2 - FORMATION OF THE COMPANY

2.1 Formation. The Company was formed on April 6, 2021, upon the filing with the Secretary of State of the Certificate of Formation. In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the rights and obligations of the parties and the administration and termination of the Company shall be governed by this Agreement, the Certificate of Formation, and the Act.

2.2 Name. The business and affairs of the Company shall be conducted under the name “ModCloth Partners, LLC”. The name of the Company may be changed from time to time by amendment of the Certificate of Formation. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

2.3 Registered Office and Registered Agent. The Company’s registered office within the State of Delaware and its registered agent at such address shall be as the Managers from time to time deem necessary or advisable.

2.4 Principal Place of Business. The principal place of business of the Company within the State of Delaware shall be at such place or places as the Managers may from time to time deem necessary or advisable.

2.5 Term. The Company shall continue in perpetual existence unless the Company is earlier dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

2.6 Purposes and Powers.

(a) The Company may engage in any lawful business for which limited liability companies may be organized under the Act unless the Certificate of Formation is amended to provide a more limited purpose.

(b) The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in the Certificate of Formation and this Agreement.

2.7 Nature of Interest Owners’ Interests. The Interest Owners’ Interests in the Company shall constitute personal property for all purposes. Legal title to all Company assets shall be held in the name of the Company. Neither any Interest Owner, nor a successor, representative, or assign of such Interest Owner, shall have any right, title, or interest in or to any Company property or the right to partition any real property owned by the Company. Interests may, but need not, be evidenced by a certificate of Units issued by the Company, in such form as the Managers may determine.

ARTICLE 3 - RIGHTS AND DUTIES OF MANAGERS

3.1 Management. The business and affairs of the Company shall be managed by the Managers. In addition to the powers and authorities expressly conferred upon the Managers by this Agreement, the Managers shall have full and complete authority, power, and discretion to manage and control the business of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary to or incident to the management of the Company’s business, except only as to those acts and things as to which approval by the Members is expressly required by the Certificate of Formation, this Agreement (including Section 3.10 hereof), the Act, or other applicable law, and the Managers agree to assist the Members in causing the Company to carry out any such acts or things once they have been properly approved by the Members. Approval of both Managers shall be required for any material action of the Company, but any one Manager may take action provided such action has been approved by both Managers. The Managers may elect one or more officers who may but need not be Interest Owners or Managers of the Company, with such titles, duties, and compensation as may be designated by the Managers, subject to any applicable restrictions specifically provided in this Agreement or contained in the Act.

3.2 Number and Qualifications. The names and addresses of the Managers are set forth on Schedule II attached hereto and made a part hereof. The Company shall have two (2) Managers as of the date hereof, provided, however, that the number of Managers of the Company may be fixed from time to time by the unanimous vote of the Members. Managers need not be residents of the State of Delaware or Interest Owners of the Company.

3.3 Election and Term of Office. Each Member shall designate one (1) Manager. Each Manager shall hold office until the Manager’s successor shall have been elected and qualified, or until the death or dissolution of such Manager, or until his or her resignation or removal from office in the manner provided in this Agreement or in the Act.

3.4 Resignation. Any Manager of the Company may resign at any time by giving written notice to all of the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5 Removal. At any special meeting of the Members called expressly for that purpose, all or any lesser number of Managers may be removed at any time, either with or without cause, by the unanimous vote of the Members then entitled to vote at any election of Managers.

3.6 Vacancies. Any Manager vacancy occurring for any reason may be filled by the Member that originally designated the Manager whose position is now vacant.

3.7 Inspection of Books and Records. Any Manager shall have the right to examine all books and records of the Company for a purpose reasonably related to such Manager’s position as a Manager.

3.8 Compensation. Managers shall not be compensated for their service as Managers. The Company shall reimburse Managers for all reasonable, documented out-of-pocket expenses incurred in connection with their duties as Managers.

3.9 Committees of the Managers. The Managers, by resolution, may designate from among the Managers one or more committees, each of which shall be comprised of one or more of the Managers. Any such committee, to the extent provided in such resolution or in this Agreement, shall have and may exercise all of the authority of the Managers, subject to any restrictions contained in this Agreement or the Act.

3.10 Approval Rights of the Members. The Managers shall not, without the unanimous written consent of the Members, take any of the following actions or cause the Company to do any of the following:

(a) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Formation or this Agreement;

(b) sell, lease, license, pledge, convey or otherwise dispose of or transfer all or substantially all of its assets, property or business (other than in the ordinary course of business);

(c) enter into any merger or consolidation with or into any other entity;

(d) create, incur, guarantee, assume, refinance or amend any indebtedness for money borrowed by the Company in excess of $50,000 in the aggregate;

(e) cause the Company to make any capital expenditure in excess of $50,000, or cause the Company to enter into any agreement or commitment that will, in the aggregate, commit the Company to spend more than $100,000;

(f) alter or change the rights, preferences, or privileges of the Units;

(g) authorize or create or issue any new class or series of Units;

(h) effect a conversion of the Company into another form of legal entity;

(i) liquidate, dissolve, or wind up the business and affairs of the Company;

(j) increase or decrease the number of Managers of the Company;

(k) appoint or terminate the Company’s independent auditors or legal counsel;

(l) effect any material transactions by the Company or any of its subsidiaries with affiliates (other than with the Company or any of its wholly-owned subsidiaries); or

(m) file for bankruptcy or make an assignment for the benefit of the creditors of the Company.

ARTICLE 4 - MEETINGS OF MANAGERS

4.1 Place of Meeting. The Managers of the Company may hold their meetings, both regular and special, at any place within or without the State of Delaware.

4.2 Notice of Meetings. The Managers may meet at such intervals and at such time and place as they shall schedule. Any scheduled meetings of the Managers may be held without notice. Special meetings of the Managers may be called at any time by any serving Manager for any purpose or purposes. Notice of such special meetings, unless waived by attendance or by written consent to the holding of the special meeting, shall be given at least five (5) days before the date of such meeting to all Managers not calling the meeting. Notice of such special meeting shall state that the special meeting will be held at the principal place of business of the Company, the date and hour of the special meeting, and its purpose or purposes. Absent the written consent of all Managers to take other action, the business transacted at such special meeting shall be limited to such purpose or purposes as stated in the notice.

4.3 Action by Managers; Voting; Action Without a Meeting.

(a) Managers may participate in any meeting of the Managers by means of conference telephone or similar communications equipment, provided all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

(b) All votes required of Managers hereunder may be by voice vote unless a written ballot is requested, which request may be made by any Manager.

(c) Any action which under any provision of the Act or this Agreement is to be taken at a meeting of the Managers may be taken without a meeting by written consent if the action taken is approved in writing by all of the Managers. Such written consent must be kept with the records of the Company.

4.4 Adjournment. Any Manager present at a meeting may adjourn any meeting of the Managers until another stated day and hour or until the time fixed for the next regular meeting of the Managers.

ARTICLE 5 - INTEREST OWNERS

5.1 Names and Addresses of Interest Owners. The names, addresses, Percentage Interest, Units, and classifications of the Interest Owners are as reflected in Schedule I attached hereto and made a part hereof, which Schedule shall be amended by the Company as of the effectiveness of any transfer or subsequent issuance of any Units.

5.2 Admission of Members.

(a) In the case of a Person acquiring a Unit directly from the Company, the Person is an Economic Interest Owner and may become a Member with respect to the Unit upon compliance with the requirements of Article 11.

(b) An assignee of a Unit or an Economic Interest Owner shall become a Member upon compliance with the requirements of Article 11.

(c) Any Person may become a Member unless such Person lacks capacity or is otherwise prohibited from being admitted by applicable law.

5.3 Economic Interest Owners. An Economic Interest Owner is only entitled to allocations and distributions with respect to its Interest. Economic Interest Owners are not entitled to any rights, powers, or privileges of a Member, including, but not limited to, voting, notice, and inspection rights.

ARTICLE 6 - MEETINGS OF MEMBERS

6.1 Annual Meetings of Members. An annual meeting of the Members may be held at such time and date at the principal office of the Company or at such other place within or without the State of Delaware as shall be designated by the Managers from time to time and stated in the notice of the meeting. The purposes of the annual meeting need not be enumerated in the notice of such meeting.

6.2 Special Meetings of Members. Special meetings of the Members may be called by the Managers or any Member or group of Members who collectively own ten percent (10%) or more of all Units held by Members. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

6.3 Notice of Meetings of Members. Written notice stating the place, day, and hour of the meeting and, additionally in the case of special meetings, stating the principal place of business of the Company as the location and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Member of record entitled to vote at such meeting.

6.4 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, or Interest Owners entitled to receive payment of any distribution, or to make a determination of Interest Owners for any other purpose, the date on which notice of the meeting is mailed or the date on which such distribution is declared, as the case may be, shall be the record date for such determination of Interest Owners. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

6.5 Quorum. All of the Members shall constitute a quorum at all meetings of the Members, except as otherwise provided by law or this Agreement. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at the opening of any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Units shall be present or represented.

6.6 Actions by Members. Except for a matter for which the affirmative vote of the holders of a greater portion of the Units entitled to vote is required by law, the Certificate of Formation, or this Agreement, the act of Members shall be the unanimous vote of the Members represented and voting at the meeting. All actions of the Members provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Members without a meeting shall be effective only if the consents are in writing, set forth the action so taken, and are signed by each of the Membes. Members may participate in any meeting of the Members by means of telephone conference or similar communications equipment, provided all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

6.7 List of Members Entitled to Vote. The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

6.8 Registered Holders. The Company shall be entitled to treat the holder of record of any Unit as the holder in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of Delaware.

ARTICLE 7 - LIMITATION OF LIABILITY AND INDEMNIFICATION OF

MANAGERS AND MEMBERS

7.1 Limitation of Liability. No Manager or Member of the Company shall be liable to the Company or its Interest Owners for monetary damages for an act or omission in such person’s capacity as a Manager or a Member, so long as such Manager or Member acted in good faith and in a manner such Manager or Member reasonably believed to be in, or not opposed to, the best interests of the Company, and such costs, losses, liabilities, and damages did not result from such Manager’s or Member’s gross negligence, willful misconduct, or breach of duty of loyalty. If the Act is amended to authorize action further eliminating or limiting the liability of Managers and Members, then the liability of a Manager or Member of the Company shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of a Manager or Member existing at the time of such repeal or modification.

7.2 Indemnification. The Company shall indemnify the Managers and Members to the fullest extent permitted by the Act, as amended from time to time, and the Company may advance expenses incurred by the Managers or Members upon the approval of the Managers and the receipt by the Company of an undertaking by such Manager or Member to reimburse the Company unless it shall ultimately be determined that such Manager or Member is entitled to be indemnified by the Company against such expenses. The Company may also indemnify its officers, employees, and other representatives or agents up to the fullest extent permitted under the Act or other applicable law.

7.3 Other Rights. The indemnification provided by this Agreement shall: (a) be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of Members or disinterested Managers, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office; (b) continue as to a Person who ceases to be a Manager or Member; (c) inure to the benefit of the estate, heirs, executors, administrators, or other successors of an indemnitee; and (d) not be deemed to create any rights for the benefit of any other Person or entity.

7.4 Report to Members. The details concerning any action to limit the liability of, indemnify, or advance expenses to a Manager, Member or other, taken by the Company shall be reported in writing to the Members: (a) with or before the notice or waiver of notice of the next Members’ meeting; (b) with or before the next submission to Members of a consent to action without a meeting; or (c) if sooner, separately within ninety (90) days immediately following the date of the action.

ARTICLE 8 - CONTRIBUTIONS TO CAPITAL AND CAPITAL ACCOUNTS; LOANS

8.1 Capital Contribution; Loans.

(a) The Interest Owners or their predecessors-in-interest have each contributed cash and/or property to the Company, and such contributions are reflected in the Interest Owners’ respective Capital Account balances, which for purposes of this Agreement shall be deemed each Interest Owner’s respective Initial Capital Contribution.

(b) If the Managers determine that the Initial Capital Contributions are insufficient to carry out the purposes of the Company, the Managers may request that the Members vote on making additional contributions to the capital of the Company. If all of the Members approve such request, then the Members shall be obligated to make such additional contributions (each an “Additional Capital Contribution”) to the Company, pro rata in accordance with such Members’ then-existing Units, within the time period approved by all of the Members. In the event any Member fails to fulfill any commitment to make an Additional Capital Contribution (the “Defaulting Member”), the Managers may elect to allow the remaining Members (the “Lending Members”) to contribute to the Company, pro rata in accordance with such Members’ then-existing Units, such Additional Capital Contribution. All amounts so contributed by the Lending Members shall be considered a loan to the Defaulting Member bearing interest at the U.S. prime rate, as set out in The Wall Street Journal on the date of the loan, plus one percent (1%) simple interest, until repaid. In addition, until all of such loans are repaid by the Defaulting Member, all distributions from the Company which would have been paid to the Defaulting Member shall be paid to the Lending Members in proportion to the then-outstanding interest and principal of such loans.

(c) No Interest Owner shall be paid interest on any Capital Contribution to the Company.

(d) In addition to the loans to the Defaulting Member provided for in Section 8.1(b) above, upon approval of the terms thereof by the Managers, any Interest Owner may make a loan to the Company at agreed-upon terms. Loans by an Interest Owner to the Company shall not be considered Capital Contributions.

8.2 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Interest Owner pursuant to the principles of this Section 8.2 and Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be: (i) increased by (A) the amount of the subsequent Capital Contributions of such Interest Owner to the Company under Section 8.1 and (B) such Interest Owner’s allocable share of Income and Net Income pursuant to Section 10.1; and (ii) decreased by (X) the amount of cash or other property distributed to the Interest Owners by the Company pursuant to Section 10.2 and (Y) such Interest Owner’s allocable share of Loss and Net Loss pursuant to Section 10.1.

(b) The provisions of this Section 8.2 and other portions of this Agreement relating to the proper maintenance of Capital Accounts are designed to comply with the requirements of Treasury Regulation Section 1.704-1(b). The Interest Owners intend that such provisions be interpreted and applied in a manner consistent with such Treasury Regulations. The Managers are authorized to modify the manner in which the Capital Accounts are maintained if the Managers determine that such modification: (i) is required or prudent to comply with the Treasury Regulations; and (ii) is not likely to have a material effect on the amounts distributable to any Interest Owner upon the dissolution of the Company.

8.3 Withdrawal or Reduction of Capital Contributions.

(a) No Interest Owner shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Interest Owner shall have the right to receive property other than cash.

(b) No Interest Owner shall have priority over any other Interest Owner, either as to the return of Capital Contributions or as to Net Income, Net Losses or distributions; provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) which an Interest Owner has made to the Company.

8.4 Liability of Interest Owners. No Interest Owner shall be liable for the debts, liabilities, or obligations of the Company beyond its respective Initial Capital Contribution and any Additional Capital Contribution, including additional contributions made with respect to the Interest Owner’s Interest. Except as otherwise expressly provided herein, no Interest Owner shall be required to contribute to the capital of, or to loan any funds to, the Company.

ARTICLE 9 - RESERVED

ARTICLE 10 - ALLOCATIONS, DISTRIBUTIONS, ELECTIONS, AND REPORTS

10.1 Allocations. Subject to the provisos below, for purposes of maintaining Capital Accounts and in determining the rights of the Interest Owners among themselves, Net Income or Net Loss, if any, for a Fiscal Year or other period shall be allocated among the Interest Owners such that the Capital Account of each Interest Owner, immediately after giving effect to such allocations, shall equal, as nearly as possible, the amount of the distributions that would be made to such Interest Owner on the last day of the Fiscal Year if: (a) the Company were dissolved; (b) its affairs were wound up and each asset were sold for its Gross Asset Value; (c) all liabilities of the Company were satisfied; and (d) the net assets of the Company were distributed to the Interest Owners in accordance with Section 10.2; provided, however, notwithstanding the provisions of the preceding clause of this Section 10.1, in the event any Interest Owner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.7041(b)(2)(ii)(d)(6), items of Income shall be specially allocated to such Interest Owner (consisting of a pro rata portion of each item of Income, including gross income, for such year) in an amount and manner sufficient to eliminate such deficit, if any, in such Interest Owner’s Adjusted Capital Account, as quickly as possible. The foregoing provision is intended to constitute a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and this provision shall be interpreted consistently with such Treasury Regulation.

10.2 Distributions. The Company shall distribute Distributable Cash and other property at such times and in such amounts as the Managers may determine. All distributions of Distributable Cash or other property shall be made to the Interest Owners in proportion to their respective Units, subject to the provisions of Section 8.1(b). Except as provided in Section 10.3, all distributions of Distributable Cash and property shall be made at such time as determined by the Managers.

10.3 Limitation Upon Distributions. No distribution shall be declared and paid if payment of such distribution would cause the Company to violate any limitation on distributions provided in the Act.

10.4 Allocations for Tax Purposes. Except as otherwise provided herein, each item of Income, Net Income, Loss, or Net Loss of the Company shall be allocated to the Interest Owners in the same manner as such allocations are made for book purposes pursuant to Section 10.1. In the event of a transfer of, or other change in, an Interest in the Company during a Fiscal Year, each item of taxable income and loss shall be prorated in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Managers.

10.5 Tax Status, Elections and Modifications to Allocations.

(a) Notwithstanding any provision contained in this Agreement to the contrary, solely for federal income tax purposes, each of the Interest Owners hereby recognizes that the Company will be subject to all provisions of Subchapter K of the Code; provided, however, that the filing of all required returns thereunder shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Interest Owners.

(b) The Managers, in their sole discretion, may cause the Company to elect pursuant to Section 754 of the Code and the Treasury Regulations to adjust the basis of the Company assets as provided by Section 743 or 734 of the Code and the Treasury Regulations thereunder. The Company shall make such elections for federal income tax purposes as may be determined by the Managers.

(c) The Managers shall prepare and execute any amendments to this Agreement necessary for the Company to comply with the provisions of Treasury Regulations Sections 1.704-1(b), 1.704-1(c) and 1.704-2 upon the happening of any of the following events: (i) incurring any liability which constitutes a “nonrecourse liability” as defined in Treasury Regulation Section 1.704-2(b)(3) or a “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4); (ii) a constructive termination of the Company pursuant to Code Section 708(b)(1)(B); or (iii) the contribution or distribution of any property, other than cash, to or by the Company.

10.6 Partnership Representative.

(a) In the event of any controversy with the Internal Revenue Service or any other taxing authority involving the Company or any Member the outcome of which may adversely affect the Company, directly or indirectly, or the amount of the allocation of income, gain, loss, deduction, or credit of the Company to a Member, the Managers shall have the authority to cause the Company to incur expenses it deems necessary or advisable in the interest of the Company in connection with any such controversy, including, without limitation, attorneys’ and accountants’ fees.

(b) Diana Little is designated as the “Partnership Representative” (as defined in Code Section 6223(a)) for tax years in which the Revised Partnership Audit Procedures apply. The Partnership Representative shall have all of the powers and responsibilities of such position as provided in the Code; provided, that the Partnership Representative shall have the authority to cause the Company to elect out of the application of the Revised Partnership Audit Procedures if the Company is otherwise eligible for such election pursuant to Code Section 6221(b). In the event that the Company is required to make any payment pursuant to the Revised Partnership Audit Procedures with respect to any “reviewed year,” the Partnership Representative shall allocate such payment to the Members for such reviewed year in such a manner that reflects their distributive share of income, gain, loss, or deduction for such reviewed year. Any such payment allocated to a Member for such reviewed year shall, at the sole and absolute discretion of the Partnership Representative, be (i) treated as an advance towards and credited against future distributions of the Company; or (ii) payable by such Member to the Company within ten (10) days after the receipt of notice from the Partnership Representative.

10.7 Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the records required by the Act to be maintained there.

10.8 Books of Account.

(a) The Company shall maintain the Company’s books and records and shall determine all items of Income, Loss, Net Income, and Net Loss in accordance with the method of accounting selected by the Managers, consistently applied. All of the records and books of account of the Company, in whatever form maintained, shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their representatives during reasonable business hours. Such right may be exercised through any agent or employee of a Member designated by it or by an attorney or independent certified public accountant designated by such Member. Such Member shall bear all expenses incurred in any action taken on behalf of such Member.

(b) All expenses in connection with the keeping of the books and records of the Company and the preparation of audited or unaudited financial statements required to implement the provisions of this Agreement or otherwise needed for the conduct of the Company’s business shall be borne by the Company as an ordinary expense of its business.

10.9 Company Tax Return and Annual Statement. The Manager shall cause the Company to file a federal income tax return and all other tax returns required to be filed by the Company for each Fiscal Year or part thereof, and shall provide to each Person who at any time during the Fiscal Year was an Interest Owner with an annual statement (including a copy of Schedule K-1 to Internal Revenue Service Form 1065) indicating such Interest Owner’s share of the Company’s income, loss, gain, expense, and other items relevant for federal income tax purposes.

10.10 Bank Accounts. The bank account or accounts of the Company shall be maintained in the bank approved by the Managers. The terms governing such accounts shall be determined by the Managers and withdrawals from such bank accounts shall only be made by such parties as may be approved by the Managers.

ARTICLE 11 - TRANSFERABILITY OF UNITS; ECONOMIC INTEREST OWNERS;

ADMISSION OF MEMBERS

11.1 Transferability of Units. The term “transfer” when used in this Agreement with respect to a Unit includes a sale, assignment, gift, pledge, exchange, encumbrance, hypothecation, or other disposition. An Interest Owner shall not at any time transfer its Units except in accordance with the conditions and limitations set out in Section 11.2. Any transferee of a Unit by any means shall have only the rights, powers, and privileges of an Economic Interest Owner set out in Sections 5.3 and 11.4 or otherwise provided by law and shall not become a Member of the Company except as provided in Section 11.5.

11.2 Restrictions on Transfers of Units. All or part of a Unit may be transferred only with the prior written approval of the Managers, which approval may be granted or denied in the sole discretion of the Managers.

11.3 Permitted Transfers. All or part of a Unit may be transferred to a Permitted Transferee without the prior written approval of the Managers and without triggering any other restrictions on transfer under this Agreement. Notwithstanding the foregoing, a Permitted Transferee who has been transferred Units shall be required to comply with the terms of Section 11.5(b) and (c) hereof in order to be admitted as a Member of the Company.

11.4 Rights of Transferee and Economic Interest Owners. Unless and until admitted as a Member of the Company in accordance with Section 11.5, the transferee of a Unit shall be an Economic Interest Owner and shall not be entitled to any of the rights, powers, or privileges of a Member. Economic Interest Owners are entitled to receive the distributions and allocations to which the former Interest Owner would be entitled but for the transfer of its Units. A Person may be an Economic Interest Owner with respect to a portion of its Units and a Member with respect to another portion of its Units.

11.5 Admission of Economic Interest Owners or Transferees as Members. A transferee of Units or an Economic Interest Owner may be admitted as a Member of the Company upon furnishing to the Company all of the following:

(a) The written consent of the Managers (unless such transferee is a Permitted Transferee, in which case such Manager consent is not required);

(b) Execution of an agreement, in a form satisfactory to the Managers, to be bound by all the terms and conditions of this Agreement; and

(c) Payment of such reasonable expenses as the Company may incur in connection with its admission as a Member.

11.6 Admission of New Members. New Members to the Company may only be admitted in compliance with Section 11.5 and, if required by the Managers in their sole discretion, upon receipt by the Company of an opinion of counsel, satisfactory in form and substance to the Managers, that neither the offering nor the proposed sale of the Units will violate any federal or applicable state securities law and that neither such offering nor such sale will adversely affect the Company from being taxed as a partnership for federal income tax purposes.

ARTICLE 12 - DISSOLUTION AND TERMINATION

12.1 Withdrawal. Except as otherwise provided in this Agreement, no Interest Owner shall at any time retire or withdraw from the Company or withdraw any amount out of its Capital Account. Any Interest Owner retiring or withdrawing in contravention of this Section 12.1 shall indemnify, defend, and hold harmless the Company and all other Interest Owners (other than an Interest Owner who is, at the time of such withdrawal, in material default under this Agreement) from and against any losses, expenses, judgments, fines, settlements, or damages suffered or incurred by the Company or any such other Interest Owner arising out of or resulting from such retirement or withdrawal.

12.2 Dissolution.

(a) The Company shall be dissolved upon the first of the following to occur:

(i) Upon the election to dissolve the Company by the Managers and a all of the Members; or

(ii) The entry of a decree of judicial dissolution or the issuance of a certificate for administrative dissolution under the Act.

(b) Upon dissolution of the Company, the business and affairs of the Company shall terminate and be wound up, and the assets of the Company shall be liquidated pursuant to this Article 12.

(c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 12.4.

(d) Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however, that the Managers may distribute assets of the Company in kind to the Interest Owners to the extent practicable.

12.3 Certificate of Cancellation. Upon the dissolution and commencement of the winding up of the Company, the Managers shall cause a Certificate of Cancellation to be executed on behalf of the Company and filed with the Secretary of State, and a Manager or authorized Member shall execute, acknowledge, and file any and all other instruments necessary or appropriate to reflect the dissolution of the Company.

12.4 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

(a) First, to creditors (including any loans from Interest Owners), in the order of priority as provided by law;

(b) Second, to the Interest Owners pro rata in proportion to their respective positive Capital Account balances until such Capital Account balances are reimbursed in full;

(c) Third, the excess, if any, to the Interest Owners pro rata in proportion to their respective Units.

12.5 Distributions in Kind. If any assets of the Company are distributed in kind, such assets shall be distributed to the Interest Owners entitled thereto as tenants-in-common in the same proportions as the Interest Owners would have been entitled to cash distributions if such property had been sold for cash and the net proceeds thereof distributed to the Interest Owners. In the event that distributions in kind are made to the Interest Owners upon dissolution and liquidation of the Company, the Capital Account balances of such Interest Owners shall be adjusted to reflect the Interest Owners’ allocable shares of gain or loss which would have resulted if the distributed property had been sold at its fair market value.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.1 Notice.

(a) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

(b) All notices, demands, and requests to be sent to any Manager, Member, or the Company pursuant to this Agreement shall be deemed to have been properly given or served if addressed to such person at the address as it appears on the Company records and (i) personally delivered, (ii) deposited for next day delivery by Federal Express, or other similar overnight courier services, (iii) deposited in the United States mail, prepaid and registered or certified with return receipt requested, or (iv) delivered via email or facsimile, with confirmation of delivery thereof reflected or obtained.

(c) All notices, demands, and requests so given shall be deemed received: (i) when actually received, if personally delivered, deposited for next day delivery with an overnight courier, (ii) as indicated upon the return receipt if deposited in the United States mail, or (iii) on the business day transmitted by facsimile or email, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or otherwise on the next business day following transmission by facsimile or email.

(d) The Managers and Members shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses by delivering to the Managers and Members written notice of such change in the manner prescribed in Section 13.1(b). Economic Interest Owners shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses by delivering to the Company written notice of such change in the manner prescribed in Section 13.1(b).

(e) All distributions to any Interest Owner shall be made at the address on the Company records unless otherwise specified in writing by any such Interest Owner.

13.2 No Action. No Interest Owner shall have any right to maintain any action for partition with respect to the property of the Company.

13.3 Amendments. Any amendment, restatement, modification, or repeal of all or any portion of this Agreement or the Certificate of Formation shall require the written consent of the Managers and all of the Members; provided, however, that in no event shall any such amendment, restatement, modification, or repeal: (a) adversely affect the rights or obligations of any one Member without the prior written consent of such Member unless such amendment, restatement, modification, or repeal adversely affects the same rights and obligations of all Members owning the same class of Units as such Member in the same manner and to the same extent; (b) adversely affect the rights or obligations of any one Economic Interest Owner without the prior written consent of such Economic Interest Owner unless such amendment, restatement, modification, or repeal adversely affects the same rights and obligations of all Economic Interest Owners owning the same class of Units as such Economic Interest Owner in the same manner and to the same extent; or (c) create an additional liability or obligation of any Member, including, without limitation, by increasing any Member’s required Capital Contributions, without the prior written consent of such Member.

13.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party: (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action, or proceeding brought in such a court or that such court is an inconvenient forum. Each party unconditionally and irrevocably waives any right it might have to a trial by jury in respect of any legal action arising out of or relating to the transactions relating to this Agreement.

13.5 Entire Agreement. This Agreement, including all schedules and exhibits hereto, as amended from time to time in accordance with the terms of this Agreement, contains the entire agreement among the parties relative to the subject matters hereof.

13.6 Waiver. No consent or waiver, express or implied, by any Interest Owner to or for any breach or default by any other Interest Owner in the performance by such other Interest Owner of his or her obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Interest Owner of the same or any other obligations of such other Interest Owner under this Agreement. Failure on the part of any Interest Owner to complain of any act or failure to act of any of the other Interest Owners or to declare any of the other Interest Owners in default, regardless of how long such failure continues, shall not constitute a waiver by such Interest Owner of its rights hereunder.

13.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

13.8 Binding Agreement. Subject to the restrictions on transferability set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Interest Owners and their respective legal representatives, successors, and assigns.

13.9 Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender were used.

13.10 Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

13.11 Benefits of Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any creditor of the Company or any creditor of any Interest Owner or any other person or entity whatsoever, other than the Interest Owners and the Company, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Interest Owners and the Company.

13.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall he deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto shall constitute the original instrument.

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IN WITNESS WHEREOF, the undersigned do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement as of the date first written above.

COMPANY:

MODCLOTH PARTNERS, LLC

By:	/s/ Ryan Davis
Name: Ryan Davis
Title: Manager

By:	/s/ Geoffrey Van Haeren
Name: Geoffrey Van Haeren
Title: Manager

MEMBERS:

TIGER CAPITAL GROUP, LLC

By:	/s/ Ryan Davis
Name: Ryan Davis
Title: Authorized Person

NATIVE BRANDS GROUP LLC

By:	/s/ Geoffrey Van Haeren
Name: Geoffrey Van Haeren
Title: Manager

SCHEDULE I

SCHEDULE OF INTEREST OWNERS

EFFECTIVE AS OF APRIL 6, 2021

Names and Addresses of Interest Owners	Percentage Interest	Units	Type of Interest
Tiger Capital Group, LLC	50%	50	Member
Attn: Mark Naughton 60 State Street, 11th Floor
Boston, MA 02109
Email: mnaughton@tigergroup.com
Native Brands Group LLC	50%	50	Member
Attn: Mike Bassiri 1775 Flight Way, Suite 400
Tustin, CA 92782
Email: mbassiri@nogin.com

TOTAL	100%	100	—

SCHEDULE II

Names and Contact Information of Managers

Ryan Davis

60 State Street, 11th Floor Boston, MA 02109

Email: RDavis@TigerGroup.com

Geoffrey Van Haeren

1775 Flight Way, Suite 400

Tustin, CA 92782